                                                  EXHIBIT 99.1
FOR IMMEDIATE RELEASE
  News Release
Linda McNeill, Investor Relations
(713) 267-7622

BRISTOW GROUP REPORTS FISCAL 2010 FIRST QUARTER
FINANCIAL RESULTS

HOUSTON, August 6, 2009 – Bristow Group Inc. (NYSE: BRS) today reported financial results for its fiscal 2010 first quarter ended June 30, 2009.

Highlights include:

▪	Revenue of $290.5 million, an increase of 2% from the June 2008 quarter and 6% from the March 2009 quarter.

▪	Operating income of $44.8 million, an increase of 14% from the June 2008 quarter and a decrease of 6% from the March 2009 quarter.

▪	Net income of $23.7 million, a 5% increase from the June 2008 quarter and an 8% decrease from the March 2009 quarter.

▪	Diluted earnings per share of $0.66, a decrease versus the June 2008 and March 2009 quarters.

▪	Net cash generated by operating activities was $35 million in the June 2009 quarter.

▪
On May 26, 2009, we acquired a 42.5% interest in Líder Aviação Holding S.A. (“Líder”), the largest provider of helicopter services in Brazil, which contributed $1.3 million to operating income in the June 2009 quarter.

▪	Our results for the June 2009 quarter were impacted by following significant items:

─
An increase in severance costs primarily driven by the departure of an executive officer that resulted in decreases in operating income of $4.2 million, net income of $3.0 million and diluted earnings per share of $0.08.

─	Earnings recognized from our investment in Líder that increased operating income by $1.3 million, net income by $0.9 million and diluted earnings per share by $0.03.

─
Changes in foreign currency exchange rates, which when compared to rates in the June 2008 quarter resulted in decreases in revenue of $35.0 million, operating income of $3.0 million, net income of $3.5 million and diluted earnings per share of $0.10, and when compared to rates in the March 2009 quarter resulted in increases in revenue of $10.8 million and operating income of $2.6 million, but had little impact on net income and diluted earnings per share.

▪	Items that occurred in the June 2008 quarter which affect the comparability of our financial results include:

─	The reorganization of our operations in Mexico that increased operating income by $4.4 million, net income by $3.7 million and diluted earnings per share by $0.12.

─
An increase in Australia’s compensation costs due to adjustments in employee tax and leave accruals relating to prior periods that resulted in a decrease of operating income of $1.3 million, net income of $0.9 million and diluted earnings per share of $0.03.

─
Inventory charges in the Eastern Hemisphere (“EH”) Centralized Operations business unit that decreased operating income by $2.0 million, net income by $1.4 million and diluted earnings per share by $0.04.

▪	Items that occurred in the March 2009 quarter which affect the comparability of our financial results include:

─
The net reduction in expense in Australia upon resolution of a local tax matter, which was partially offset by expense recorded for other local tax matters.  These items collectively resulted in an increase in operating income of $1.3 million, net income of $0.8 million and diluted earnings per share of $0.02.

─
A reduction in maintenance expense in our EH Centralized Operations business unit associated with a credit resulting from the renegotiation of a “power by the hour”  contract for aircraft maintenance with a third party provider, which increased operating income by $6.8 million, net income by $4.4 million and diluted earnings per share by $0.12.

─
An increase in our overall effective tax rate to 35.0% resulting from a one time provision for potential foreign taxes and a settlement of tax contingencies related to certain foreign income taxes, which decreased net income by $4.7 million and diluted earnings per share by $0.13.

Capital and Liquidity

▪	At June 30, 2009, key balance sheet items, capital commitments and liquidity sources were:

─	$1.3 billion in stockholders’ investment and $724 million of indebtedness.

─	$138 million in cash and a $100 million undrawn revolving credit facility.

─	$169 million in aircraft purchase commitments for 17 aircraft.

CEO Remarks

“Despite the current global economic situation and the impact on our industry, we are pleased with our June 2009 quarter results as we continue to experience good activity levels in a number of markets including Nigeria, the North Sea and Brazil.  In Nigeria, activity levels continue to be strong despite a challenging political environment.  In the North Sea, results were strong due to a temporary increase in ad hoc flying and other short-term contracts, as well as improved margins for Bristow Norway.  In Brazil, our fiscal first quarter results included a contribution from our recent investment in Líder.  Our results for the U.S. Gulf of Mexico were comparable to the March 2009 quarter, and were not impacted to the degree that other service companies have experienced.  This is driven by our efforts to retain stable pricing and upgrade our fleet to larger, more efficient and more profitable aircraft,” said William E. Chiles, President and Chief Executive Officer of Bristow Group.

“We continue to operate in a challenging economic and industry environment with significant volatility in energy prices, which has a direct impact on our customers’ activity levels and translates into uncertainty in our business.  However, we believe we are properly positioned and have the liquidity and financial flexibility to weather this uncertain market,” Chiles concluded.

CONFERENCE CALL

Management will conduct a conference call starting at 10:00 a.m. EDT (9:00 a.m. CDT) on Thursday, August 6, 2009, to review financial results for the June 2009 quarter.  The conference call can be accessed as follows:

Via Webcast:
▪	Visit Bristow Group’s investor relations Web page at www.bristowgroup.com
▪	Live: Click on the link for “Bristow Group Fiscal 2010 First Quarter Earnings Conference Call”
▪	Replay: A replay via webcast will be available approximately one hour after the call’s completion and will be accessible for approximately 90 days

Via Telephone within the U.S.:
▪	Live: Dial toll free (877) 941-8631
▪	Replay: A telephone replay will be available through August 20, 2009 and may be accessed by calling toll free (800) 406-7325, passcode: 4114028#

Via Telephone outside the U.S.:
▪	Live: Dial (480) 629-9819
▪	Replay: A telephone replay will be available through August 20, 2009 and may be accessed by calling (303) 590-3030, passcode: 4114028#

ABOUT BRISTOW GROUP INC.

Bristow Group Inc. is a leading provider of helicopter services to the worldwide offshore energy industry.  Through its subsidiaries, affiliates and joint ventures, the Company has major transportation operations in the U.S. Gulf of Mexico and the North Sea, and in most of the other major offshore oil and gas producing regions of the world, including Alaska, Australia, Brazil, Mexico, Nigeria, Norway and Trinidad.  For more information, visit the Company’s website at www.bristowgroup.com.

FORWARD-LOOKING STATEMENTS DISCLOSURE

Statements contained in this news release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements.  These forward-looking statements include statements regarding the impact of activity levels, commodity prices, market conditions, liquidity and financial flexibility.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.  Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2009 and annual report on Form 10-K for the fiscal year ended March 31, 2009.  Bristow Group Inc. disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events or otherwise.

 (financial tables follow)

Beginning in the June 2009 quarter, the following changes in presentation have been reflected:

•
Gain on disposal of assets which was previously included within operating expense has been reclassified to be included as a separate line below operating expense, but still within operating income.  We believe that this presentation is preferable in order to provide a clearer presentation of our operating expenses.

•
Earnings from unconsolidated affiliates which were previously excluded from operating income are now included in this section.   We believe that this presentation is preferable as the operations of our unconsolidated affiliates are integral to our operations.

•
With respect to our segment information, there is no longer a Southeast Asia business unit. Australia is now a separate business unit and Malaysia, China and Vietnam are now included in the Other International business unit. Additionally, we previously recorded certain cost reimbursement intercompany transactions between the EH Centralized Operations business unit and other business units as intrasegment revenue.  We have reclassified these cost reimbursements from revenue to a reduction in expense.

•
We adopted Financial Accounting Standards Board Staff Position (“FSP”) Accounting Principles Board 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion.”  This FSP requires that convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) be accounted for with a liability component based on the fair value of a similar nonconvertible debt instrument and an equity component based on the excess of the initial proceeds from the convertible debt instrument over the liability component.  Such excess represents proceeds related to the conversion option and is recorded as accumulated paid in capital.  The liability is recorded at a discount, which is then amortized as additional non-cash interest expense over the convertible debt instrument’s remaining life.  Additionally, this FSP requires our bifurcation of the debt issuance costs into a component of debt and equity.  Our adoption of this FSP has been applied retrospectively to all past periods presented for our 3% Convertible Senior Notes issued in June 2008 which are subject to this FSP.

•
We adopted Statement of Financial Accounting Standards ("SFAS") No. 160, “Noncontrolling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51,” that changed the accounting and reporting for minority interests.  Upon adoption of SFAS No. 160, we have presented noncontrolling interest as stockholders’ investment on our consolidated balance sheets as of March 31 and June 30, 2009 and presented net income attributable to noncontrolling interests separately on our consolidated statements of income for the three months ended June 30, 2008 and 2009.  Prior year amounts were previously included in mezzanine stockholders’ investment and minority interest expense on our consolidated balance sheets and consolidated statements of income, respectively.

In addition to statement of income and segment information for the three months ended June 30, 2008 and 2009, we have presented in the tables below the revised statements of income and segment information for the quarters ended September 30, 2008, December 31, 2008 and March 31, 2009 based on this new presentation and the retroactive adoption of the accounting standards discussed above.

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2008	Sept. 30, 2008	Dec. 31, 2008	March 31, 2009	June 30, 2009
Gross revenue:
Operating revenue from non-affiliates	$241,134	$248,526	$236,491	$237,909	$248,891
Operating revenue from affiliates	17,270	18,430	16,792	12,412	14,602
Reimbursable revenue from non-affiliates	24,371	23,208	28,617	23,412	25,853
Reimbursable revenue from affiliates	1,348	1,524	1,087	1,272	1,106
	284,123	291,688	282,987	275,005	290,452
Operating expense:
Direct cost	186,973	188,393	176,038	166,971	180,677
Reimbursable expense	26,067	24,681	28,689	23,550	26,657
Depreciation and amortization	14,955	15,485	16,663	18,411	18,186
General and administrative	27,206	25,984	25,586	24,880	28,802
	255,201	254,543	246,976	233,812	254,322

Gain on disposal of assets	2,665	3,302	37,678	1,660	6,009
Earnings from unconsolidated affiliates, net of losses	7,723	1,971	(1,417)	4,947	2,633
Operating income	39,310	42,418	72,272	47,800	44,772

Interest income	1,447	3,205	1,087	265	222
Interest expense	(8,602)	(9,065)	(8,276)	(9,207)	(10,012)
Other income (expense), net	1,692	2,070	(1,522)	1,128	(1,481)
Income before provision for income taxes	33,847	38,628	63,561	39,986	33,501
Provision for income taxes	(10,564)	(10,069)	(15,861)	(14,000)	(9,510)
Income from continuing operations	23,283	28,559	47,700	25,986	23,991
Net income attributable to noncontrolling interests	(703)	(952)	(535)	(137)	(268)
Net income from continuing operations attributable to Bristow	22,580	27,607	47,165	25,849	23,723

Discontinued operations:
Loss from discontinued operations before provision for income taxes	—	(379)	—	—	—
Provision for income taxes on discontinued operations	—	133	—	—	—
Loss from discontinued operations	—	(246)	—	—	—
Net income attributable to Bristow	22,580	27,361	47,165	25,849	23,723
Preferred stock dividends	(3,162)	(3,163)	(3,162)	(3,163)	(3,162)
Net income available to common stockholders	$19,418	$24,198	$44,003	$22,686	$20,561

Basic earnings per common share:
Earnings from continuing operations	$0.78	$0.84	$1.51	$0.78	$0.71
Loss from discontinued operations	—	(0.01)	—	—	—
Net earnings	$0.78	$0.83	$1.51	$0.78	$0.71

Diluted earnings per common share:
Earnings from continuing operations	$0.72	$0.77	$1.32	$0.72	$0.66
Loss from discontinued operations	—	—	—	—	—
Net earnings	$0.72	$0.77	$1.32	$0.72	$0.66

Weighted average number of common shares outstanding:
Basic	24,848	29,085	29,101	29,110	29,133
Diluted	31,552	35,636	35,628	35,748	35,782

BRISTOW GROUP INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	June 30,
	2009	2009
ASSETS
Current assets:
Cash and cash equivalents	$300,969	$138,295
Accounts receivable from non-affiliates	194,030	208,481
Accounts receivable from affiliates	22,644	23,580
Inventories	165,438	184,190
Prepaid expenses and other assets	20,226	58,856
Total current assets	703,307	613,402
Investment in unconsolidated affiliates	20,265	199,734
Property and equipment – at cost:
Land and buildings	68,961	75,277
Aircraft and equipment	1,823,011	1,877,295
	1,891,972	1,952,572
Less – Accumulated depreciation and amortization	(350,515)	(378,846)
	1,541,457	1,573,726
Goodwill	44,654	46,808
Other assets	24,888	24,409
	$2,334,571	$2,458,079

LIABILITIES AND STOCKHOLDERS’ INVESTMENT
Current liabilities:
Accounts payable	$44,892	$61,490
Accrued wages, benefits and related taxes	39,939	28,996
Income taxes payable	—	551
Other accrued taxes	3,357	2,654
Deferred revenues	17,593	18,872
Accrued maintenance and repairs	10,317	10,934
Accrued interest	6,434	8,608
Deposits on assets held for sale	—	23,764
Other accrued liabilities	20,164	21,545
Deferred taxes	6,195	11,042
Short-term borrowings and current maturities of long-term debt	8,948	8,953
Total current liabilities	157,839	197,409
Long-term debt, less current maturities	714,965	714,553
Accrued pension liabilities	81,380	96,384
Other liabilities and deferred credits	16,741	18,061
Deferred taxes	127,266	133,138
Commitments and contingencies
Stockholders’ investment:
5.50% mandatory convertible preferred stock	222,554	222,554
Common stock	291	293
Additional paid-in capital	436,296	439,712
Retained earnings	718,493	739,054
Noncontrolling interests	11,200	11,811
Accumulated other comprehensive loss	(152,454)	(114,890)
	1,236,380	1,298,534
	$2,334,571	$2,458,079

BRISTOW GROUP INC. AND SUBSIDIARIES
SELECTED OPERATING DATA
(In thousands, except flight hours and percentages)
(Unaudited)

	Three Months Ended
	June 30, 2008	Sept. 30, 2008	Dec. 31, 2008	March 31, 2009	June 30, 2009
Flight hours (excludes Bristow Academy and unconsolidated affiliates):
U.S. Gulf of Mexico	37,639	34,891	25,553	19,603	20,421
Arctic	2,437	3,695	1,279	1,082	2,348
Latin America	8,539	9,595	10,836	9,281	8,586
Europe	10,306	10,265	13,241	13,681	14,855
West Africa	9,598	9,647	9,884	9,898	8,950
Australia	4,040	3,813	3,649	3,585	2,880
Other International	2,895	2,851	2,793	2,235	2,493
Consolidated total	75,454	74,757	67,235	59,365	60,533

Gross Revenue:
U.S. Gulf of Mexico	$61,509	$62,491	$53,695	$45,006	$45,461
Arctic	4,243	6,840	3,005	2,637	4,395
Latin America	20,206	19,051	20,707	20,569	19,559
WH Centralized Operations	2,260	2,909	3,134	(453)	1,485
Europe	95,430	98,303	102,477	105,294	115,043
West Africa	43,300	47,010	50,478	51,639	54,817
Australia	33,113	29,226	25,029	26,433	28,163
Other International	16,788	18,370	17,076	14,636	13,435
EH Centralized Operations	2,315	4,057	2,796	2,966	3,659
Bristow Academy	6,151	5,572	5,563	7,113	7,293
Intrasegment eliminations	(1,224)	(2,137)	(973)	(891)	(2,860)
Corporate	32	(4)	—	56	2
Consolidated total	$284,123	$291,688	$282,987	$275,005	$290,452

Operating income (loss):
U.S. Gulf of Mexico	$7,989	$8,263	$8,721	$6,732	$6,240
Arctic	519	1,900	184	(5)	605
Latin America	9,701	3,973	5,501	3,903	4,779
WH Centralized Operations	(676)	904	(2,509)	(4,172)	(3,209)
Europe	19,466	22,211	13,757	19,811	18,778
West Africa	6,516	8,024	13,167	18,603	14,238
Australia	2,145	(1,218)	2,850	7,068	6,175
Other International	3,298	3,945	5,429	7,257	3,287
EH Centralized Operations	(5,422)	(2,243)	(4,705)	(6,622)	(2,893)
Bristow Academy	546	(159)	(168)	534	931
Gain on disposal of assets	2,665	3,302	37,678	1,660	6,009
Corporate	(7,437)	(6,484)	(7,633)	(6,969)	(10,168)
Consolidated total	$39,310	$42,418	$72,272	$47,800	$44,772

Operating margin:
U.S. Gulf of Mexico	13.0%	13.2%	16.2%	15.0%	13.7%
Arctic	12.2%	27.8%	6.1%	-0.2%	13.8%
Latin America	48.0%	20.9%	26.6%	19.0%	24.4%
Europe	20.4%	22.6%	13.4%	18.8%	16.3%
West Africa	15.0%	17.1%	26.1%	36.0%	26.0%
Australia	6.5%	-4.2%	11.4%	26.7%	21.9%
Other International	19.6%	21.5%	31.8%	49.6%	24.5%
Bristow Academy	8.9%	-2.9%	-3.0%	7.5%	12.8%
Consolidated total	13.8%	14.5%	25.5%	17.4%	15.4%

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